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                                                                      EXHIBIT 23

Tristar Corporation
San Antonio, Texas


Ladies and Gentlemen:

RE:  REGISTRATION STATEMENT NO. 33-45396

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated July 10, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

Very truly yours,




San Antonio, Texas
July 10, 1996




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